News Release

Firsthand Technology Value Fund Holding Revasum

Files Prospectus for Initial Public Offering

San Jose, CA, November 12, 2018 – Firsthand Technology Value Fund, Inc. (NASDAQ: SVVC) (the “Fund”), a publicly traded venture capital fund that invests in technology and cleantech companies, announced today that Revasum, the Fund’s second-largest portfolio holding, has filed a prospectus with the Australian Securities and Investments Commission (“ASIC”) in preparation for its planned listing on the Australian Securities Exchange (“ASX”).

Revasum plans to sell CHESS Depository Interests (“CDI”) in Australia, with each CDI representing one share of Revasum common stock. Revasum’s filing indicates a price of AU$2.00 (Australian dollars) per CDI, which, at the current exchange rate, translates to approximately US$1.44 (US dollars) per share. The IPO is expected to close at the end of November 2018, and the CDIs are expected to begin trading in early December upon the approval of Revasum’s listing by the ASX.

Revasum is a provider of grinding, polishing, and chemical mechanical planarization (CMP) equipment to the global semiconductor industry and is the Fund’s second-largest holding, representing 16.7% of the Fund’s net assets as of September 30, 2018. The Fund’s initial investment in Revasum was made in 2016, and we have invested approximately $9.3 million in the company to date. We currently hold preferred stock, convertible notes, and warrants to purchase common stock of the company. Should the listing be completed, the preferred stock, convertible notes, and warrants would be converted into common stock immediately prior to the offering. Per Revasum’s prospectus, the Fund is expected to hold 53,582,970 shares of common stock after the listing.

As is customary in initial public offerings in Australia (and in the U.S.), we have entered into agreements (commonly called lock-up agreements) that restrict us from selling our Revasum shares for a period of time. We currently expect approximately 16% of our Revasum shares to be released from escrow (lock-up) on the day following the release of Revasum’s first-half 2019 financial statements, which is anticipated to be in late August 2019. The remaining 84% of shares are expected to be released from escrow 24 months following the IPO.

News Release

More details regarding the proposed listing will be made public as they become available. There can be no assurances that the planned listing will occur or the price at which the trades will occur and, therefore, no assurances about whether the Fund will realize any profits on its investment.

Revasum is headquartered in San Luis Obispo, California, and has direct, independent sales and service offices located worldwide.

About Firsthand Technology Value Fund

Firsthand Technology Value Fund, Inc. is a publicly traded venture capital fund that invests in technology and cleantech companies. More information about the Fund and its holdings can be found online at www.firsthandtvf.com.

# # #

The Fund is a non-diversified, closed-end investment company that elected to be treated as a business development company under the Investment Company Act of 1940. The Fund’s investment objective is to seek long-term growth of capital. Under normal circumstances, the Fund will invest at least 80% of its total assets for investment purposes in technology and cleantech companies. An investment in the Fund involves substantial risks, some of which are highlighted below. Please see the Fund’s public filings for more information about fees, expenses and risk. Past investment results do not provide any assurances about future results. Announced public listings about the Fund’s holdings, such as provided above, do not provide any indication about whether any other Fund holding will go public or otherwise will become a profitable investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release contains "forward-looking statements" as defined under the U.S. federal securities laws. Generally, the words "believe," "expect," "intend," "estimate," "anticipate," "project," "will," and similar expressions identify forward-looking statements, which generally are not historical in nature. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to materially differ from the Fund’s historical experience and its present expectations or projections indicated in any forward-looking statement. These risks include, but are not limited to, changes in economic and political conditions, regulatory and legal changes, technology and cleantech industry risk, valuation risk, non-diversification risk, interest rate risk, tax risk, and other risks discussed in the Fund’s filings with the SEC. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Fund undertakes no obligation to publicly update or revise any forward-looking statements made herein. There is no assurance that the Fund’s investment objectives will be attained. We acknowledge that, notwithstanding the foregoing, the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995 does not apply to investment companies such as us.

Contact:

Phil Mosakowski

Firsthand Capital Management, Inc.

(408) 624-9526

vc@firsthandtvf.com